EXHIBIT 10.2

                            AMERICAN EXPRESS COMPANY
                        1998 INCENTIVE COMPENSATION PLAN
                               PORTFOLIO GRANT-___
                                       TO



           ----------------------------------------------------------


    _____  __, 20__                              December 31, 20__
 ----------------------                  -------------------------------------
        Award Date                       Expiration Date of Performance
                                         Period (See Paragraphs 2, 5, 6, 7, et
                                         al. for payment and vesting date)


                                        $
           ----------------------------------------------------------
                               Total Target Value

         $                                              $
-----------------------                  -------------------------------------
  Target Value of the                           Target Value of the
  Financial Incentive                             Stock Incentive
      Component                                     Component



         We are pleased to inform you that, pursuant to the Company's 1998 Incentive Compensation Plan, as amended (the "Plan"), the Compensation and Benefits Committee (the "Committee") of the Board of Directors (the "Board") of American Express Company (the "Company"), made an award of a portfolio grant to you as hereinafter set forth (the "Award") under the Plan as of the award date specified above (the "Award Date"). The Plan is incorporated by reference in this Agreement and made a part hereof. This Award is subject to the Detrimental Conduct Provisions established by the Committee, and as from time to time amended.

1. GENERAL. You have been granted the Award subject to the provisions of the Plan and the terms, conditions and restrictions set forth herein. The Total Target Value of the Award consists of two components: the Target Value of the Financial Incentive Component as specified above, representing 60% of the Total Target Value (the "Financial Target Value") and the Target Value of the Stock Incentive Component as specified above, representing 40% of the Total Target Value (the "Stock Target Value"). The period beginning January 1, 20__ and ending on the expiration date specified above (the "Expiration Date") being the "Award Period." The Total Target Value, or either of its components may be reduced by the Committee in its sole discretion, which may include but need not be limited to, situations where on the last day of the Award Period you are engaged in Related Employment, as that term is defined in the Plan. The Schedule A Value (as that term is defined below in Subparagraph 3(b)), if any, and the Stock


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Incentive Value (as that term is defined below in Subparagraph 3(c)), if any, will be determined as specified in Paragraph 3 or 4 hereof, as the case may be.

2. REQUIREMENT OF EMPLOYMENT. Except as otherwise provided in Paragraphs 4 and 6 hereof, your rights to the Final Value (as that term is defined below) under Subparagraph 5(b) hereof, shall be provisional and shall be canceled in whole or in part, as determined by the Committee in its sole discretion if your continuous employment with the Company and its Affiliates (as that term is defined in the Plan) or your Related Employment as that term is defined in the Plan (hereinafter collectively referred to as "employment with the American Express companies"), terminates for any reason on or before the Payment Date as set forth in Subparagraph 5(b). Whether and as of what date your employment with the American Express companies shall terminate if you are granted a leave of absence or commence any other break in employment intended by your employer to be temporary, shall be determined by the Committee in its sole discretion.

3. DETERMINATION OF THE SCHEDULE A VALUE OF THE FINANCIAL INCENTIVE, STOCK INCENTIVE VALUE, INITIAL VALUE AND FINAL VALUE.

(a) Except as otherwise provided below in this Paragraph 3 and in Paragraphs 2, 4 and 6 hereof, there shall be paid to you in accordance with Paragraph 5 hereof, the sum, as may be adjusted by the Committee pursuant to Paragraph 3(d), of the Schedule A Value of the Financial Incentive (the "Schedule A Value") as of the last day of the Award Period, if any, as provided in Subparagraph 3(b), plus the Stock Incentive Value (as that term is defined below) after the end of the Award Period, if any, as provided in Subparagraph 3(c)(i).

(b)      SCHEDULE A VALUE OF THE FINANCIAL INCENTIVE.

         (i) Except as otherwise provided in this Paragraph 3, the Schedule A Value as of the last day of the Award Period will be equal to (X) times (Y), where (X) equals the Financial Incentive Payout Percentage, if any, determined by the Committee based on the performance (i.e., Average Annual Return on Equity, Net Revenue, and Earnings Per Share, as the case may be) of the Company or of a unit of the Company, as the case may be, pursuant to the formula provided in Schedule A to this Agreement and (Y) is the Financial Target Value. However, in no event will (X) be greater than the Maximum Value as set forth in Schedule A to this Agreement.

         (ii) In the application of Schedule A to this Agreement after the end of the Award Period for purposes of determining the Schedule A Value pursuant to this Subparagraph 3(b), (A) if the Average Annual Return on Equity, Net Revenue, and Earnings Per Share, as the case may be, are less than those levels needed to have some Schedule A Value, there shall be no Schedule A Value, and (B) if the Average Annual Return on Equity, Net Revenue, and Earnings Per Share, as the case may be, are equal to or greater than those levels needed to have some Schedule A Value and less than or equal to the maximum specified levels and are not represented on the table, the Schedule A Value shall be determined by


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         straight-line interpolation from the amounts specified in such table immediately less than and greater than the amounts actually attained.

         (iii) For purposes of this Award, the following terms shall have the following meanings (which will take into account, in each case, the expenses and other financial effect for the applicable year(s) of portfolio grants under the Plan except as adjusted by the application of Subparagraph 3(b)(iv)).

         (A) "Net Revenue (managed basis)" means, for any given year, the total revenues of the Company or of a segment or other part of the Company, as the case may be, for such year, as reported by the Company under generally accepted accounting principles, net of American Express Financial Advisors' provisions for annuities, insurance and investment certificates products, and exclude the effect of TRS' asset securitizations.

         (B) "Average Annual Net Revenue" means, for the Award Period, the sum of the Net Revenue (managed basis) for every year during the Award Period, divided by 3.

         (C) "Net Income" means, for any given year, the after-tax net income (or loss) of the Company or of a segment or other part of the Company, as the case may be, for such year as adjusted below, as determined by the Company in accordance with generally accepted accounting principles applied on a basis comparable to that used for the purpose of reporting industry segment data in the Company's annual audited financial statements. The calculation of Net Income, for any given year, will be adjusted to exclude:

                  o    reported cumulative effect of accounting changes,

                  o reported income and losses from discontinued operations, and

                  o reported extraordinary gains and losses as determined under generally accepted accounting principles.

         (D) "Earnings Per Share" means, for any given year, the diluted earnings (or loss) per share of the Company for such year, as determined by the Company in accordance with generally accepted accounting principles for inclusion in the Company's annual audited financial statements. The calculation of Earnings Per Share, for any given year, will be adjusted in the same fashion as Net Income for such year.

         (E) "Average Annual Earnings Per Share" means, for the Award Period, the sum of the Earnings Per Share for every year during the Award Period, divided by 3.

         (F) "Average Annual Shareholders' Equity" means, for any given year, the sum of the total shareholders' equity of the Company or of a segment or other part of the Company, as the case may be, as of the first day of such year and as of the end of each month during such period (each as determined by the Company in accordance with generally accepted accounting principles but excluding the effect of Statement of Financial Accounting Standards Nos. 115 and 133 (relating to mark-to-market treatment of certain investments and accounting for derivatives, respectively) divided by 13.

         (G) "Annual Return on Equity" means, for any given year, the Net Income for such year divided by the Average Annual Shareholders' Equity for such year.

         (H) "Average Annual Return on Equity" means, for the Award Period, the sum of the Annual Return on Equity for every year during the Award Period, divided by 3.

         (I) "Amex Total Shareholder Return (Amex TSR)" means the compound annual growth rate, expressed as a percentage with one decimal point, in the value of a share of common stock in the Company due to stock appreciation and dividends, assuming dividends are reinvested, during the Award Period. For this purpose, the "Beginning Stock Price" shall mean the average closing sales prices on the New York Stock Exchange Composite Transaction Tape for the trading days in the month of December immediately preceding the beginning of the Award Period; and, the "Ending Stock Price" shall mean the average closing sales prices on the New York Stock Exchange Composite Transaction Tape for the trading days in the month of December immediately preceding the Expiration Date. The Amex TSR is calculated as follows:


(Ending Stock Price + value of dividends paid and reinvested during the Award Period)(1/3)
-------------------------------------------------------------------------------
                         Beginning Stock Price    -1


         (J)      "S&P Financial Index Total Shareholder Return (S&P Financial
         TSR)" means the compound annual growth rate, expressed as a percentage with one decimal point, in the value of the S&P Financial Index during the Award Period. It is calculated in a manner consistent with Subparagraph 3(b)(iii)(I) above from information publicly reported by Standard & Poors Company (or the entity that publishes such other index, as the case may be).

         (iv) In the event of the sale, disposition, restructuring, discontinuance of operations or other extraordinary corporate event in respect of a material business during the Performance Period or any of the events discussed in subparagraph 3(c)(ii) during the Performance Period, if the Committee shall determine that such an event equitably requires an adjustment in the calculation or terms of the Financial Incentive Component under this Award, including Average Annual Return on Equity, Net Revenue, and Earnings Per Share, on the grounds that any such event would produce an unreasonable value, such equitable adjustment will be made by the Committee. Any such determination by the Committee under this subparagraph 3(b)(iv) shall be final, binding and conclusive.


(c)          STOCK INCENTIVE VALUE.

         (i) Except as otherwise provided in this Paragraph 3 and in Paragraph 1 above, the Stock Incentive Value, as determined by the Committee after the last day of the Award Period (the "Stock Incentive Value"), will be an amount equal to (A) times (B), where (A) is the Stock Incentive Payout Percentage, if any, determined by the Committee based on a comparison of the Amex TSR and the S&P Financial TSR pursuant to the formula and (B) is the Stock Target Value, both provided in Schedule A to this Agreement. However, in no event will (A) be greater than the Maximum Value of the Stock Incentive Value as set forth in Schedule A to this Agreement.

         (ii) In the event of any change in the corporate capitalization of the Company, such as by reason of any stock split, or a material corporate transaction, such as any merger of the Company into another corporation, any consolidation of the Company and one or more corporations into another corporation, any separation of the Company (including a spin-off or other distribution of stock or property by the Company), any reorganization of the Company (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code of 1986, as amended (the "Code")), or any partial or complete liquidation by the Company, other than a normal cash dividend, if the Committee shall determine that such a change equitably requires an adjustment in the calculation or terms of the Stock Incentive Component under this Award, on the grounds that any such change would produce an unreasonable value, such equitable adjustment will be made by the Committee. Any such determination by the Committee under this Subparagraph 3(c)(ii) shall be final, binding and conclusive.

(d) As soon as reasonable after the last day of the Award Period, the Committee may determine, in its sole discretion, that the sum of the Schedule A Value and the Stock Incentive Value (as initially determined above in Subparagraphs 3(b) and (c), respectively) may be adjusted downward (that is, to a value of zero), but in no event upward, as follows:

         (i) YOUR UNIT'S RESULTS. Downward by a percentage (ranging from 0-100%) of such initially-determined sum, based on such criteria as the Committee shall deem appropriate relating to your unit's results, with such resultant sum being the "Initial Value"; provided that any such determination by the Committee need not be made in a uniform manner and may be made selectively among holders of awards of portfolio grants in your unit, whether or not such award holders are similarly situated.

         (ii) YOUR INDIVIDUAL RESULTS. The Initial Value may be adjusted further downward by a percentage (ranging from 0-100%) of such Initial Value after the application of Subparagraph 3(d)(i), based on such criteria as the Committee shall deem appropriate relating to your individual results, with such final resultant sum being the "Final Value"; provided that any such determination by the Committee need not be made in a uniform manner and may be made selectively among holders of awards of portfolio grants, whether or not such award holders are similarly situated.

In no event may the Committee amend any provision hereof so as increase or otherwise adjust upward the Schedule A Value or any component thereof or the Stock Incentive Value.


(e) The Committee shall determine the Schedule A Value, the Stock Incentive Value, the Initial Value and the Final Value pursuant to this Agreement, and such determinations by the Committee shall be final, binding and conclusive upon you and all persons claiming under or through you.

4.           DEATH, DISABILITY OR RETIREMENT.

(a) If, on or before the Payment Date set forth in Subparagraph 5(b) but during a period when you have been in continuous employment with the American Express companies since the Award Date, you terminate your employment with the American Express companies by reason of disability at any time following the Award Date (as that term is defined in the Plan) or you die at any time following the Award Date, you will be entitled to that proportion of the Final Value as the number of full months which have elapsed between January 1, 2005 and the end of the month in which your termination of employment by reason of death or such disability occurs (not to exceed 38) bears to 38, and for this purpose, to the extent not otherwise previously determined by the Committee, in the event of your disability or death, the Final Value shall be calculated by applying the rate at which the expense for the Award was being accrued for purposes of the Company's annual audited financial statement at the end of the last completed calendar quarter prior to your disability or death, as applicable.

Such amount, if any, shall be payable as soon as practicable thereafter, unless otherwise determined by the Committee, in cash, common shares of the Company, or other property, or any combination thereof, and you and all others claiming under or through you shall not be entitled to receive any other amounts under this Award.

(b) If, on or before the Payment Date set forth in Subparagraph 5(b) but during a period when you have been in continuous employment with the American Express companies since the Award Date, you terminate your employment with the American Express companies by reason of retirement (as that term is defined by the Committee), and such event occurs more than one year after the Award Date, you will be entitled to receive an amount under this Award as provided in this Subparagraph 4(b). Generally, in such event you will be entitled to that proportion of the Final Value as the number of full months which have elapsed between January

1, 20__ and the end of the month in which your termination of employment by reason of such retirement occurs (not to exceed 38) bears to 38, unless such termination occurs following the attainment of age 60, in which case you will be entitled to receive 50% of the Final Value he would otherwise forfeit under the above formula, or, unless such termination occurs following attainment of age 62, in which case you will be entitled to 100% of the Final Value. The Final Value for this purpose shall be determined after the last day of the Award Period in the normal course in accordance with Paragraph 3 hereof. Such amount, if any, shall be payable in cash, common shares of the Company, or other property, or any combination thereof, after the Award Period in accordance with Paragraphs 5 and 6 hereof, and you and all others claiming under or through you shall not be entitled to receive any other amounts under this Award.

5.           PAYMENT OF AWARD.

(a) As soon as reasonable after the last day of the Award Period, or the earlier date your continuous employment with American Express companies terminates by reason of disability or death in accordance with Paragraph 4 above, but prior to payment in respect of the Award, the Committee shall determine whether the conditions of Paragraph 2, and Paragraph 3 or 4 hereof have been met and, if so, shall ascertain the Final Value in accordance with Paragraph 3 or 4, as the case may be.

(b) If the Committee determines that there is no Schedule A Value, the Financial Incentive part of this Award will be canceled, and the Stock Incentive Value, if any, as determined in accordance with Paragraph 3 or 4 shall become payable to you in the form provided below in this Subparagraph 5(b). If the Committee determines that there is some Schedule A Value, however, the Final Value as determined pursuant to Paragraph 3 or 4, if any, shall become payable to you in cash, common shares of the Company, restricted shares of the Company ("RSA")(where such RSA shall have the terms substantially as set forth in the form of restricted stock award granted generally under the Plan, or its successor, except that the RSA shall vest pursuant to a period determined in the Committee's discretion, except that such vesting period shall not be less than one year from date of grant), or other property, or any combination thereof as soon as practicable following February 1, 2008 (or at such other time or times as the Committee shall determine as provided in Paragraph 7 below) (the "Payment Date").

6. TERMINATION OF EMPLOYMENT AFTER THE AWARD PERIOD BUT ON OR BEFORE THE PAYMENT DATE. If, after the last day of the Award Period and on or before the Payment Date specified above in Subparagraph 5(b), but during a period when you have been in continuous employment with the American Express companies since the Award Date, your employment terminates with the American Express companies for any reason other than death, disability or retirement as set forth in Paragraph 4, then, you and all others claiming under or through you shall not be entitled to receive any amounts under this Award, except as otherwise determined by the Committee in its sole discretion.

7. DEFERRAL OR ACCELERATION OF PAYMENT OF AWARD. Notwithstanding anything in this Agreement to the contrary, subject to satisfying applicable requirements under Section 409A of the Internal Revenue Code of 1986, as amended, any payments to be made under this Award may be deferred or accelerated in such manner as the Committee shall determine in its sole discretion; provided that as to such a deferral of payment, any amount paid in excess of the amount that was originally payable to you under this Agreement will be based on a reasonable interest rate as determined by the Committee, and provided, further, that as to such an acceleration of payment to you under this Agreement, any amount so paid will be discounted to reasonably reflect the time value of money as determined by the Committee.

8. CHANGE IN CONTROL. Notwithstanding anything in this Agreement to the contrary (except for the provision dealing with a limitation under Section 280G of the Internal Revenue Code of 1986, as amended), if you have not received payment under the Agreement and, within two years after the date of a Change in Control (as defined below), you experience a termination of employment that would otherwise entitle you to receive the payment of severance benefits under the provisions of the severance plan that are in effect and that you participate in as of the date of such Change in Control, (i) you shall immediately be 100% vested in the Award; (ii) the Committee shall determine the Schedule A Value and Stock Incentive Value as of the date of such termination of employment as if the Award Period had just ended, based on results against the financial performance measures for the Schedule A Value or the Amex TSR in comparison to the S&P Financial TSR for the Stock Incentive Value up to the last day of the calendar quarter ending on or immediately prior to such date, but prorated based on (a) the total number of full and partial months of the Award Period which have elapsed between (X) January 1, 20__, and (Y) the date of such termination of employment (not to exceed 36), divided by (b) the total number of months in the Award Period; provided, however, the Committee shall adjust the resulting Schedule A value downward by thirty-three percent (33%) and (iii) such value of the Award shall be paid to you in cash within five days after the date of such termination of employment. The Committee may not amend or delete this Paragraph 8 of this Agreement in a manner that is detrimental to you, without your written consent. A "Change in Control" has that meaning as defined in American Express Senior Executive Severance Plan, as amended from time to time.

9. TAX WITHHOLDING AND FURNISHING OF INFORMATION. There shall be withheld from any payment under this Award, such amount, if any, as the Company and/or your employer determines is required by law, including, but not limited to, U.S. federal, state, local or foreign income, employment or other taxes incurred by reason of making of the Award or of such payment. It shall be a condition to the obligation of the Company to make payments under this Award that you (or those claiming under or through you) promptly provide the Company and/or your employer with all forms, documents or other information reasonably required by the Company and/or your employer in connection with the Award.

10. RIGHTS NOT ASSIGNABLE. Except as otherwise determined by the Committee in its sole discretion, your rights and interests under the Award and the Plan may not be sold, assigned, transferred, or otherwise disposed of, or made subject to any encumbrance, pledge, hypothecation or charge of any nature, except that you may designate a beneficiary pursuant to Paragraph 11 hereof. If you (or those claiming under or through you) attempt to violate this Paragraph 10, such attempted violation shall be null and void and without effect, and the Company's obligation to make any further payments to you (or those claiming under or through you) hereunder shall terminate.

11. BENEFICIARY DESIGNATION. Subject to the provisions of the Plan, you may, by completing a form acceptable to the Company and returning it to the Corporate Secretary's Office, at American Express Tower, World Financial Center, New York, New York 10285-5005, name a beneficiary or beneficiaries to receive any payment to which you may become entitled under this Agreement in the event of your death. You may change your beneficiary or beneficiaries from time to time by submitting a new form to the Corporate Secretary's Office at the same address. If you do not designate a beneficiary, or if no designated beneficiary is living on the date any amount becomes payable under this Agreement, such payment will be made to the legal representatives of your estate, which will be deemed to be your designated beneficiary under this Agreement.

12. ADMINISTRATION. Any action taken or decision made by the Company, the Board or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding upon you and all persons claiming under or through you. By accepting this Award or other benefit under the Plan, you and each person claiming under or through you shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or decision made under the Plan by the Company, the Board or the Committee or its delegates.

13. MAJOR TRANSACTION. This Section shall apply in the event of a Major Transaction (as defined in the American Express Senior Executive Severance Plan, as amended from time to time).

             If all or any portion of the payments or benefits to which the Participant will be entitled under the Plan, either alone or together with other payments or benefits which the Participant receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as hereinafter defined, under any other plan, agreement or arrangement, would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto and regulations or other guidance thereunder (except that "2.95" shall be used instead of "3" under Section 280G(b)(2)(A)(ii) of the Code or any successor provision thereto), such payment or benefits provided to the Participant under this Plan, and any other payments or benefits which the Participant receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as hereinafter defined, under any other plan, agreement or arrangement which would constitute a parachute payment, shall be reduced (but not below zero) as described below to the extent necessary so that no portion thereof would constitute such a parachute payment as previously defined (except that "2.95" shall be used instead of "3" under Section 280G(b)(2)(A)(ii) of the Code or any successor provision thereto). Whether payments or benefits to the Participant would constitute a "parachute payment", whether such payments or benefits are to be reduced pursuant to the first sentence of this paragraph, and the extent to which they are to be so reduced, will be determined by the firm serving, immediately prior to the Major Transaction, as the Company's independent auditors, or if that firm refuses to serve, by another qualified firm, whether or not serving as independent auditors, designated by the Administration Committee under the American Express


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Senior Executive Severance Plan (the "Firm"). The Firm will be paid reasonable compensation by the Company for such services. If the Firm concludes that its determination is inconsistent with a final determination of a court or the Internal Revenue Service, the Firm shall, based on such final determination, redetermine whether the amount payable to the Participant should have been reduced and, if applicable, the amount of any such reduction. If the Firm determines that a lesser payment should have been made to the Participant, then an amount equal to the amount of the excess of the earlier payment over the redetermined amount (the "Excess Amount") will be deemed for all purposes to be a loan to the Participant made on the date of the Participant's receipt of such Excess Amount, which the Participant will have an obligation to repay to the Company on the fifth business day after demand, together with interest on such amount at the lowest applicable Federal rate (as defined in Section 1274(d) of the Code or any successor provision thereto), compounded semi-annually (the "Section 1274 Rate") from the date of the Participant's receipt of such Excess Amount until the date of such repayment (or such lesser rate (including zero) as may be designated by the Firm such that the Excess Amount and such interest will not be treated as a parachute payment as previously defined). If the Firm determines that a greater payment should have been made to the Participant, within five business days of such determination, the Company will pay to the Participant the amount of the deficiency, together with interest thereon from the date such amount should have been paid to the date of such payment, at the
Section 1274 Rate (or such lesser rate (including zero) as may be designated by the Firm such that the amount of such deficiency and such interest will not be treated as a parachute payment as previously defined). If a reduction is to be made pursuant to this paragraph, the Firm will have the right to determine which payments and benefits will be reduced, either those under this Plan alone or such other payments or benefits which the Participant receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as previously defined, under any other plan, agreement or arrangement.

14. CHANGE IN CONTROL PAYMENTS. This Paragraph shall apply in the event of Change in Control (as defined in the American Express Senior Executive Severance Plan, as amended from time to time).

(a) In the event that any payment or benefit received or to be received by you hereunder in connection with a Change in Control or termination of your Participant's employment (such payments and benefits, excluding Gross-Up Payment (as hereinafter defined), being hereinafter referred to collectively as the "Payments"), will be subject to the excise tax referred to in Section 4999 of the Code (the "Excise Tax"), then (i) in the case of a Participant who is classified in Band 70 (or its equivalent) or above immediately prior to such Change in Control (a "Tier 1 Employee"), the Company shall pay to such Tier 1 Employee, within five days after receipt by such Tier 1 Employee of the written statement referred to in paragraph (e) below, an additional amount (the "Gross-Up Payment") such that the net amount retained by such Tier 1 Employee, after deduction of any Excise Tax on the Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Payments and (ii) in the case of a Participant other than a Tier 1 Employee, the Payments shall be reduced to the extent necessary so that no portion of the Payments is subject to the Excise Tax but only if (A) the net amount of all Total Payments (as hereinafter defined), as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such


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


reduced Total Payments), is greater than or equal to (B) the net amount of such Total Payments without any such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments); provided, however, that the Participant may elect in writing to have other components of his or her Total Payments reduced prior to any reduction in the Payments hereunder.

(b) For purposes of determining whether the Payments will be subject to the Excise Tax, the amount of such Excise Tax and whether any Payments are to be reduced hereunder: (i) all payments and benefits received or to be received by the Participant in connection with such Change in Control or the termination of such Participant's employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person (as such term is defined in Subparagraph 2 above) whose actions result in such Change in Control or any Person affiliated with the Company or such Person (all such payments and benefits, excluding the Gross-Up Payment and any similar gross-up payment to which a Tier 1 Employee may be entitled under any such other plan, arrangement or agreement, being hereinafter referred to as the "Total Payments"), shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of the Firm, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(2)(A) or section 280G(b)(4)(A) of the Code; (ii) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account; (iii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of the Firm, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount (within the meaning of section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; and
(iv) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Firm in accordance with the principles of sections 280G(d)(3) and (4) of the Code and regulations or other guidance thereunder. For purposes of determining the amount of the Gross-Up Payment in respect of a Tier 1 Employee and whether any Payments in respect of a Participant (other than a Tier 1 Employee) shall be reduced, a Participant shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation (and state and local income taxes at the highest marginal rate of taxation in the state and locality of such Participant's residence, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes) in the calendar year in which the Gross-Up Payment is to be made (in the case of a Tier 1 Employee) or in which the Payments are made (in the case of a Participant other than a Tier 1 Employee). The Firm will be paid reasonable compensation by the Company for its services.

(c) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, then an amount equal to the amount of the excess of the earlier payment over the redetermined amount (the "Excess Amount") will be deemed for all purposes to be a loan to the Tier 1 Employee made on the date of the Tier 1 Employee's receipt of such Excess Amount, which the Tier 1 Employee will have an obligation to repay to the Company on the fifth business day after demand, together with interest on such amount at the lowest applicable Federal rate (as defined in Section 1274(d) of the Code or any successor provision thereto), compounded semi-annually (the "Section 1274 Rate") from the date of the Tier 1 Employee's receipt of such Excess Amount until the date of such repayment (or such lesser rate (including zero) as may be designated by the Firm such that the Excess Amount and such interest will not be treated as a parachute payment as previously defined). In the event that the Excise Tax is finally determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), within five business days of such determination, the Company will pay to the Tier 1 Employee an additional amount, together with interest thereon from the date such additional amount should have been paid to the date of such payment, at the Section 1274 Rate (or such lesser rate (including zero) as may be designated by the Firm such that the amount of such deficiency and such interest will not be treated as a parachute payment as previously defined). The Tier 1 Employee and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the amount of any Gross-Up Payment.

(d) As soon as practicable following a Change in Control, the Company shall provide to each Tier 1 Employee and to each other Participant with respect to whom it is proposed that Payments be reduced, a written statement setting forth the manner in which the Total Payments in respect of such Tier 1 Employee or other Participant were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from the Firm or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

15. MISCELLANEOUS. Neither you nor any person claiming under or through you shall have any right or interest, whether vested or otherwise, in the Plan or the Award, unless and until all of the terms, conditions and provisions of the Plan and this Agreement shall have been complied with. In addition, neither the adoption of the Plan nor the execution of this Agreement shall in any way affect the rights and powers of any person to dismiss or discharge you at any time from employment with the American Express companies. Notwithstanding anything herein to the contrary, neither the Company nor any of its Affiliates (as that term is defined in the Plan) nor their respective officers, directors, employees or agents shall have any liability to you (or those claiming under or through you) under the Plan, this Agreement or otherwise on account of any action taken, or decision not to take any action made, by any of the foregoing persons with respect to the business or operations of the Company or any of its Affiliates (as that term is defined in the Plan), despite the fact that any such action or decision may adversely affect in any way whatsoever Average Annual Shareholders' Equity, Earnings Per Share, Net Income or other financial measures or amounts which are accrued or payable or any of your other rights or interests under this Agreement.

16. GOVERNING LAW. The validity, construction, interpretation, administration and effect of this Agreement shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

                                 AMERICAN EXPRESS COMPANY
                                 By the Compensation and Benefits
                                 Committee of the Board of Directors:







                                 By
                                    --------------------------------

                                                                      SCHEDULE A


              AXP PG-____ FINANCIAL INCENTIVE COMPONENT (FIC) GRID
    -------------------------------------------------------------------------
       (subject to award agreement and discretionary downward adjustment)


-------------------------------------------------------------------------------------------------------------------------------
                                              AXP FINANCIAL INCENTIVE COMPONENT (FIC)
                                               (ALLOCATED 60% OF TOTAL TARGET VALUE)
-------------------------------------------------------------------------------------------------------------------------------
                AXP Average Annual $     /      AXP Average Annual $ Net Revenue    /       AXP Average Annual Return
            Earnings Per Share (diluted) /          (managed basis) ($ billion)     /              on Equity
                    (40% weight)         /                 (30% weight)             /             (30% weight)
-------------------------------------------------------------------------------------------------------------------------------
    20__ - 20__     /    Max. Value %    /     20__ - 20__     /    Max. Value %    /     20__ - 20__      /    Max. Value %
 Performance Period /      (a)(b)        / Performance Period  /      (a)(b)        / Performance Period   /        (a)(b)
-------------------------------------------------------------------------------------------------------------------------------
    $___ Or More    /       ___%         /     $___ Or More    /        ___%        /     ___% Or More     /        ___%
                    /                    /                     /                    /                      /
-------------------------------------------------------------------------------------------------------------------------------
    $___            /       ___%         /     $___            /        ___%        /     ___%             /        ___%
                    /                    /                     /                    /                      /
-------------------------------------------------------------------------------------------------------------------------------
    $___            /       ___%         /     $___            /        ___%        /     ___%             /        ___%
-------------------------------------------------------------------------------------------------------------------------------
    $___            /       ___%         /     $___            /        ___%        /     ___%             /        ___%
                    /                    /                     /                    /                      /
-------------------------------------------------------------------------------------------------------------------------------
    $___            /       ___%         /     $___            /        ___%        /     ___%             /        ___%
                    /                    /                     /                    /                      /
-------------------------------------------------------------------------------------------------------------------------------
    Less Than $__   /       -0-         /     Less Than $___  /         -0-         /     Less Than ___%   /        -0-
                    /                    /                     /                    /                      /
-------------------------------------------------------------------------------------------------------------------------------

(a) "%" = percent of the executive's dollar Target Value allocated to the applicable performance factor.

(b) Straight-line interpolation would apply for any actual performance level that falls between two performance levels shown on the grid.

AXP  = Consolidated American Express Company

                                                                     Schedule A


                 AXP PG-___ STOCK INCENTIVE COMPONENT (SIC) GRID
       (subject to award agreement and discretionary downward adjustment)


------------------------------------------------------------------------
                  AXP STOCK INCENTIVE COMPONENT (SIC)
                 (allocated 40% of Total Target Value)
------------------------------------------------------------------------
                 AXP Total Shareholder Return (TSR) %
                          vs. S&P Financials
------------------------------------------------------------------------
   20__ - 20__ Perormance Period                     Max. Value %
     (percentage points AXP is                        (a) (b)
         higher or lower)
------------------------------------------------------------------------
              +__% Or Higher                            ___%
              +__%                                      ___%
              +__%                                      ___%
              +__%                                      ___%
              +__%                                      ___%
              +__%                                      ___%
              +__%                                      ___%
              +__%                                      ___%
              +__%                                      ___%
              +__%                                      ___%
              +__%                                      ___%
              +__%                                      ___%
              +__%                                      ___%
                0%                                      ___%
              -__%                                      ___%
              -__%                                      ___%
              -__%                                      ___%
              -__%                                      ___%
              -__%                                      ___%
              -__%                                      ___%
              -__%                                      ___%
              -__%                                      ___%
              -__%                                      ___%
  Lower Than  -__%                                      -0-
------------------------------------------------------------------------

(a) = % percent of the executive's dollar Target Value allocated to the applicable performance factor

(b) Straight-line interpolation would apply for any actual performance level that falls between two performance levels shown on the grid.


AXP = Consolidated American Express Company